Co. ID: 11359 **RESTRICTED STOCK**

OI DATE 6/30/2011

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER

RICHFIELD
OIL & GAS COMPANY

SHARES

AUTHORIZED COMMON STOCK:
450,000,000 SHARES
PAR VALUE: $0.001

CUSIP NO. 763358 10 8

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel acceptable to the issuer or transfer agent may be required."

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **Richfield Oil & Gas Company** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: SEPTEMBER 30, 2011

ASSISTANT SECRETARY

PRESIDENT

RICHFIELD OIL & GAS COMPANY CORPORATE Seal NEVADA

COUNTERSIGNED & REGISTERED

COUNTERSIGNED Transfer Agent-Authorized Signature

INTERWEST TRANSFER CO. INC. *P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117*